Exhibit 99.1

NEWS RELEASE
Contact: Alliance Data Julie Prozeller/Amy Pesante – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com

ALLIANCE DATA CLOSES ON APPROXIMATELY $2.3 BILLION NEW CREDIT FACILITY
Company Expands Liquidity by More than $460 Million

DALLAS, Texas – July 16, 2013 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that the Company completed a new $2.285 billion credit facility.

The new facility consists of a $1,142.5 million term loan and a $1,142.5 million revolving credit facility for a total of $2.285 billion. In addition, the facility includes an uncommitted accordion feature of up to $500.0 million (or, in certain circumstances, up to $615.0 million) in the aggregate allowing for future incremental borrowings, subject to certain conditions.  The proceeds will be used to finance general corporate and working capital needs, including the refinancing of existing indebtedness and the financing of acquisitions and other growth initiatives. The interest rate on the term loan is variable with a slight improvement in rate from previous deals. The facility matures July 2018.

Lead agents on the bank facility were Merrill Lynch, Pierce, Fenner & Smith, Wells Fargo Securities, SunTrust Robinson Humphrey, J.P. Morgan Securities, Fifth Third Bank, and RBC Capital Markets.

Charles Horn, chief financial officer of Alliance Data, said, “We are very pleased to have completed the largest financing transaction for the Company to date, which significantly increases our corporate liquidity and provides us with greater financial flexibility to support our growth plans over the coming years. Together with our strong free cash flow generation, this ensures our ability to satisfy upcoming debt maturities over the next 12 months while maintaining an ample liquidity position to execute a range of opportunities including reasonably priced acquisitions, share repurchases and further deleveraging. Based on current market conditions, we plan to focus primarily on paying down debt and maintaining liquidity.”

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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